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                                                                    EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We have issued our report dated March 18, 2005, accompanying the consolidated financial statements and schedule included in the Annual Report of JMAR Technologies, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of JMAR Technologies, Inc. on Form S-3 (File Nos. 33-47390, effective July 2, 1993, 33-96848 effective August 14, 1996, 333-46392 effective October 5, 2000, 333-67056 effective October 11, 2001, 333-72860 effective June 13, 2002,
333-104640 effective May 23, 2003, 333-110258 effective December 18, 2003,
333-111993 effective January 29, 2004, and 333-112639 effective February 17,
2004) and on Form S-8 (File Nos. 333-33902 effective April 3, 2000, 333-33904 effective April 3, 2000, 333-111994 effective January 16, 2004, 333-112059 effective January 21, 2004, 333-112060 effective January 21, 2004 and
333-118189 effective August 13, 2004).

/s/ GRANT THORNTON LLP

Irvine, California
March 18, 2005